UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

Instructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37629	26-3505687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 South 3000 East, Suite 700 Salt Lake City, UT		84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 6, 2017, Instructure, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2016. A copy of this press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2017, the board of directors of the Company appointed Mitchell E. Macfarlane to the newly created position of Senior Vice President and Chief Operating Officer of the Company, effective February 3, 2017. Prior to being appointed as Senior Vice President and Chief Operating Officer, Mr. Macfarlane, age 41, served as the Company’s Senior Vice President Product and Customer Experience since February 2016 and has served in various other leadership positions since joining the Company in May 2011. From May 2010 to May 2011, Mr. Macfarlane served as Principal Program Manager at VMware, Inc., a provider of virtualization and cloud infrastructure solutions. From 2006 to 2010, he served as Senior Enterprise Project Manager at InfoTrax Systems, LLC, a provider of backend operations systems. Prior to 2006, Mr. Macfarlane served in various roles at General Electric Company, Nu Skin Enterprises, Inc., a direct selling company, and Big Planet Inc., a multi-level marketing company selling internet services. Mr. Macfarlane holds a B.S. in sociology and an M.B.A. from Brigham Young University.

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On February 3, 2017, in association with his appointment as Senior Vice President and Chief Operating Officer, Mr. Macfarlane received an award of 12,048 restricted stock units (the “RSUs”) and an option to purchase 19,245 shares of Company common stock at a price of $22.55 per share (the “Option”). The RSUs and the Option were granted under the Company’s 2015 Equity Incentive Plan. The RSUs and the shares subject to the Option shall vest at a rate of twenty-five percent of the total number of RSUs and shares on the one-year anniversary of March 1, 2017 (the “Vesting Commencement Date”) and 1/16th of the total number of RSUs and shares each quarterly anniversary of the Vesting Commencement Date thereafter so long as Mr. Macfarlane provides continuous service to the Company, such that the total number of RSUs and shares subject to the Option shall be fully vested on the four-year anniversary of the Vesting Commencement Date. Further, Mr. Macfarlane’s annual base salary for 2017 was increased to $280,000 and his target bonus for 2017 was increased to 50% of his annual base salary.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure, Inc.

Dated: February 6, 2017
	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated February 6, 2017